Exhibit 2.20
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                          REGISTRATION RIGHTS AGREEMENT

           THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") initially dated as of February 4, 2002, as amended and restated as of February 28, 2002, among PETROBRAS INTERNATIONAL FINANCE COMPANY, a Cayman Islands company ("PIFCo"), PETROLEO BRASILEIRO S.A. - PETROBRAS, a sociedade de economia mista ("Petrobras" and collectively with PIFCo being the "Companies") organized and existing under the laws of the Federative Republic of Brazil ("Brazil") and UBS Warburg LLC and Morgan Stanley & Co. Incorporated, as initial purchasers and as representatives for the initial purchasers, as the case may be (the "Initial Purchasers"), of U.S.$500,000,000 of PIFCo's 9 1/8% Senior Notes due 2007. Terms not otherwise defined herein are used as defined in the Indenture (as defined below).

                                   WITNESSETH

           WHEREAS, on February 4, 2002, PIFCO entered into an Indenture (the "Original Indenture") dated as of February 4, 2002 between PIFCo and The Bank of New York, as trustee (the "Trustee"), pursuant to which PIFCo issued U.S.$400,000,000 aggregate principal amount of its 9 1/8% Senior Notes due 2007 (the "Original Notes");

           WHEREAS, PIFCo is today issuing an additional U.S.$100,000,000 principal amount of its 9 1/8% Senior Notes due 2007 (the "Re-Opening Notes" and together with the Original Notes, the "Unregistered Notes") pursuant to an amendment and restatement of the Original Indenture (such Original Indenture, as amended and supplemented from time to time, the "Indenture") dated the date hereof between the Issuer and the Trustee;

           WHEREAS, Petrobras, as parent of PIFCo, is willing to provide assurances to the Holders of all of the Unregistered Notes that, in the event PIFCo fails to make payments on the Unregistered Notes as required under the Indenture, Petrobras will purchase the Holders' rights to such payments at a purchase price equal to the amount of such unpaid payments;

           WHEREAS, to give effect to Petrobras' commitment with respect to the Unregistered Notes, it is today entering into an amendment and restatement to the Standby Purchase Agreement dated as of February 4, 2002 (as amended and restated on the date hereof, and further as amended and supplemented from time to time, the "Standby Purchase Agreement") with the Trustee;

           WHEREAS, in order to provide additional liquidity to the Holders, PIFCo and Petrobras are willing to enter into this Agreement providing for the registration of the Unregistered Notes under the Securities Act of 1933, as amended;

           NOW, THEREFORE, the parties hereto agree as follows:

           SECTION 1. Definitions.

           As used in this Agreement, the following capitalized defined terms shall have the following meanings:

           "Original Closing Date" shall mean February 4, 2002.

           "Companies" shall have the meaning set forth in the preamble and shall also include their successors and assigns.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

           "Exchange Notes" shall mean securities issued by PIFCo, which are unconditionally subject to an effective guarantee on a senior unsecured basis by the Standby Purchaser under the Standby Purchase Agreement, containing terms identical in all material respects to the Unregistered Notes (except that the Exchange Notes will not bear legends restricting their transfer) and to be offered to Holders of Unregistered Notes in exchange for Unregistered Notes pursuant to the Exchange Offer.

           "Exchange Offer" shall mean the exchange offer by the Companies of Exchange Unregistered Notes for Registrable Securities pursuant to Section 2(a) hereof.

           "Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

           "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form F-1, F-2, F-3 or F-4, as applicable, and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

           "Holder" or "Holders" shall mean each person or entity that holds the Unregistered Notes of the Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided that, for purposes of Sections 4 and 5 of this Agreement, the term "Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

           "Indenture" shall have the meaning set forth in the preamble.

           "Initial Purchasers" shall have the meaning set forth in the preamble.

           "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that, whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Companies or any of their affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

           "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

           "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

           "Purchase Agreements" shall mean, collectively, the Purchase Agreement dated as of January 29, 2002 among the Companies and UBS Warburg LLC and Morgan Stanley and Co. Incorporated as the representatives of the Initial Purchasers (the "Representatives") in connection with the issuance and sale of the Original Notes and the Purchase Agreement dated as of February 21, 2002 among the Companies and the Representatives in connection with the issuance and sale of the Re-Opening Notes.

           "Registrable Securities" shall mean the Unregistered Notes and the agreements in respect of the obligations of Petrobras under the Standby Purchase Agreement (and the Standby Purchase Agreement itself to the extent necessary or appropriate); provided, however, that the Unregistered Notes and the agreements in respect of obligations of Petrobras under the Standby Purchase Agreement (and the Standby Purchase Agreement itself to the extent necessary or appropriate) shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Unregistered Notes and the agreements in respect of obligations of Petrobras under the Standby Purchase Agreement (and the Standby Purchase Agreement itself to the extent necessary or appropriate) shall have been declared effective under the Securities Act and such Unregistered Notes and the agreements in respect of obligations of Petrobras under the Standby Purchase Agreement (and the Standby Purchase Agreement itself to the extent necessary or appropriate) shall have been disposed of pursuant to such Registration Statement, (ii) when such Unregistered Notes and the agreements in respect of obligations of Petrobras under the Standby Purchase Agreement (and the Standby Purchase Agreement itself to the extent necessary or appropriate) have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iii) when the Unregistered Notes and the agreements in respect of obligations of Petrobras under the Standby Purchase Agreement (and the Standby Purchase Agreement itself to the extent necessary or appropriate) shall have ceased to be outstanding; provided further, that the securities with respect to which PIFCo and Petrobras have caused to be filed and declared effective an Exchange Offer Registration Statement and have commenced an Exchange Offer, in each case pursuant to and in accordance with Section 2(a) hereof, and which have not been tendered by the last Exchange Date (as defined in Section 2(a)(ii) hereof) by the Holder thereof shall be deemed not to be Registrable Securities.

           "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by PIFCo and Petrobras with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Registrable Securities),
     (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for PIFCo and Petrobras and (viii) the fees and disbursements of the independent public accountants of PIFCo and Petrobras, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than reasonable fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

           "Registration Statement" shall mean any registration statement of PIFCo and Petrobras that covers any of the Exchange Notes or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

           "SEC" shall mean the United States Securities and Exchange
     Commission.

           "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

           "Trustee" shall mean the trustee with respect to the Unregistered Notes under the Indenture.

           SECTION 2. Registration Under the Securities Act.

           (a) To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC (the "Staff"), PIFCo and Petrobras shall use their best efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by PIFCo and Petrobras to the Holders to exchange all of the Registrable Securities for Exchange Notes and to have such Registration Statement remain effective until the closing of the Exchange Offer. PIFCo and Petrobras shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use their best efforts to have the Exchange Offer consummated not later than 60 days after such effective date. PIFCo and Petrobras shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

           (i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered will be accepted for exchange;

          (ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed) (the "Exchange Dates");

         (iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement;

          (iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institutions and at the addresses (located in the Borough of Manhattan, the City of New York) specified in the notice prior to the close of business (New York time) on the last Exchange Date; and

           (v) that Holders will be entitled to withdraw their election, not later than the close of business (New York time) on the last Exchange Date, by sending to the institutions and at the addresses (located in the Borough of Manhattan, the City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Unregistered Notes exchanged.

           (b) As soon as practicable after the last Exchange Date, PIFCo and Petrobras shall:

           (i) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by PIFCo and Petrobras and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Security equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

           (c) PIFCo and Petrobras shall use their best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. PIFCo and Petrobras shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

           (d) In the event that PIFCo and Petrobras determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff, or the Exchange Offer is not for any reason consummated by the date that is six months after the Original Closing Date, then PIFCo and Petrobras may file any Registration Statement with the SEC that would result in the Holders of the Unregistered Notes being able to resell their Unregistered Notes in such a manner that they cease to be Registerable Securities, and upon effectiveness of any such Registration Statement, PIFCo and Petrobras shall be deemed to have satisfied their obligations hereunder.

           (e) PIFCo and Petrobras shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a).

           (f) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. As provided for in the Indenture, in the event the Exchange Offer is not consummated or the Registration Statement referred to in
Section 2(d) above has not been declared effective on or prior to the date that is twelve (12) months after the Original Closing Date, the annual interest rate on the Unregistered Notes will be increased by 0.5% per annum until the Exchange Offer is consummated or the Exchange Offer Registration Statement is declared effective by the SEC, whereupon the interest rate will decrease permanently to the original interest rate on the Unregistered Notes.

           SECTION 3. Registration Procedures.

           (a) In connection with the obligations of PIFCo and Petrobras with respect to the Registration Statements pursuant to Section 2(a) and Section 2(d) hereof, PIFCo and Petrobras shall as expeditiously as possible:

           (i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by PIFCo and Petrobras and (y) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use their best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Notes;

         (iii) to the extent necessary or applicable, use their best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that neither PIFCo nor Petrobras shall be required to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(a)(iii), (B) file any general consent to service of process or (C) subject itself to taxation in any such jurisdiction if it is not so subject;

         (iv) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

          (v) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after the initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel and make such of the representatives of PIFCo and Petrobras as shall be reasonably requested by the Initial Purchasers or their counsel available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and its counsel shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel shall reasonably object;

         (vi) obtain a CUSIP number for all Exchange Notes or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

        (vii) use their best efforts to cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use their best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner; and

       (viii) use their best efforts to cause the Exchange Notes to continue to be rated by one nationally recognized statistical rating organization (as such term is defined in Rule 436(g)(2) under the Securities Act), if the Registrable Securities have been rated.

           SECTION 4. Participation of Broker-Dealers in Exchange Offer.

           (a) The parties hereto acknowledge that the Staff has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Unregistered Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer"), may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. PIFCo and Petrobras understand that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

           (b) In light of the above, notwithstanding the other provisions of this Agreement, PIFCo and Petrobras agree to take all actions necessary to ensure the effectiveness of the Registration Statements referred to in Section 2 as may be reasonably requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above provided that:

           (i) neither PIFCo nor Petrobras shall be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period exceeding 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of
     Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by PIFCo or Petrobras to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

          (ii) any application of the procedures to an Exchange Offer Registration, to the extent not required by the positions of the Staff or the Securities Act and the rules and regulations thereunder, will be in conformity with the reasonable request to PIFCo and Petrobras by the Initial Purchasers or with the reasonable request in writing to PIFCo and Petrobras by one or more broker-dealers who certify to the Initial Purchasers and PIFCo and Petrobras in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of any procedures to an Exchange Offer Registration, PIFCo and Petrobras shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be UBS Warburg LLC unless it elects not to act as such representative, (y) to pay the reasonable fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected in connection therewith.

           (c) The Initial Purchasers shall have no liability to the Companies or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

           SECTION 5. Indemnification and Contribution.

           (a) Each of PIFCo and Petrobras, jointly and severally agrees to indemnify and hold harmless the Initial Purchasers, each Holder and each Person, if any, who controls the Initial Purchasers or any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Initial Purchasers or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Initial Purchasers, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if PIFCo or Petrobras shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers or any Holder furnished to the Companies in writing through UBS Warburg LLC or any selling Holder expressly for use therein; provided that the foregoing indemnity agreement shall not inure to the benefit of any Holder or any person controlling such Holder with respect to any sale or disposition of Registrable Securities by such Holder in violation of Section 3 above; provided further that the foregoing indemnity agreement shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased Unregistered Notes, or any person controlling such Holder, if a copy of the final Prospectus (as then amended or supplemented if PIFCo and Petrobras shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Unregistered Notes to such person, and if the final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

           (b) To the extent relevant with respect to a Registration Statement pursuant to Section 2(d), each Holder agrees, severally and not jointly, to indemnify and hold harmless the Companies, the Initial Purchasers and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls PIFCo or Petrobras, the Initial Purchasers and any other selling Holder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from PIFCo and Petrobras to the Initial Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Companies, PIFCo or Petrobras in writing by or on behalf of such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

           (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this Section 5, except to the extent that such indemnifying party has been prejudiced in any material respect by such failure, or from any liability it may otherwise have) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control any Initial Purchasers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act,
(B) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for PIFCo, Petrobras, their respective directors and officers who sign the Registration Statement and each Person, if any, who controls PIFCo and Petrobras within the meaning of either such Section and (C) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers and any Person who controls any of the Initial Purchasers, such firm shall be designated in writing by UBS Warburg LLC and Morgan Stanley & Co. Incorporated. In such case involving the Holders and such Persons who control any Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Companies. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

           (d) To the extent the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of PIFCo, Petrobras and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by PIFCo or Petrobras or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.

           (e) PIFCo, Petrobras and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnifying party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

           (f) The indemnity and contribution provisions contained in this
Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any Holder or any Person controlling any Initial Purchasers or any Holder, or by or on behalf of PIFCo or Petrobras, their respective officers or directors, or any Person controlling PIFCo or Petrobras,
(iii) acceptance of any of the Exchange Notes and (iv) any sale of Registrable Securities pursuant to any shelf or other Registration Statement.

           SECTION 6. Miscellaneous.

           (a) No Inconsistent Agreements. Neither PIFCo nor Petrobras has entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of PIFCo's or any of Petrobras' other issued and outstanding securities under any such agreements.

           (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless PIFCo and Petrobras have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

           (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Companies by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreements; (ii) if to PIFCo, initially at PIFCo's address set forth in the Purchase Agreements and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) if to Petrobras, initially at the Petrobras' address set forth in the Purchase Agreements and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

           (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreements. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to PIFCo or Petrobras with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

           (e) Purchases and Sales of Securities. PIFCo and Petrobras shall have the right to purchase Registrable Securities as contemplated in the Indenture; provided, however that, notwithstanding the forgoing, neither PIFCo nor Petrobras shall, and each of PIFCo and Petrobras shall use their best efforts to cause their respective affiliates (as defined in Rule 405 under the Securities
Act) not to, purchase and then resell or otherwise transfer any Registrable Securities, if doing so would adversely affect the rights of the Holders hereunder.

           (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between PIFCo and Petrobras, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights hereunder.

           (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           (i) Governing Law. This Agreement shall be governed by the laws of the State of New York.

           (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

           (k) Jurisdiction.

           (a) Each of PIFCo and Petrobras agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein may be instituted in any U.S. federal or New York State court in the Borough of Manhattan in the City of New York (each a "New York court") and each of PIFCo and Petrobras hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts, with respect to actions brought against it as defendant, in any suit, action or proceeding.

           (b) Each of PIFCo and Petrobras (A) irrevocably appoints the office of Petrobras in New York located at 570 Lexington Avenue, New York, New York 10022-6837 (together with any successor, the "Process Agent"), as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit, action or proceeding, acknowledges that the Process Agent has accepted such designation and agrees that service of process upon the Process Agent, and written notice of such service to the Companies, by the person serving the same to the address set forth in the Purchase Agreements, shall be deemed in every respect effective service of process upon the Companies in any such suit, action or proceeding and (B) agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as any of the Unregistered Notes shall be outstanding.

           (l) Waiver of Immunity. To the extent that either of the Companies has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by law.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                   PETROBRAS INTERNATIONAL FINANCE COMPANY


                                   By:
                                      ------------------------
                                      Name:
                                      Title:


                                   PETROLEO BRASILEIRO S.A. --PETROBRAS


                                   By:
                                      ------------------------
                                      Name:
                                      Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

UBS WARBURG LLC, as Representative on behalf of the Initial Purchasers

By:
   ------------------------
   Name:
   Title:

By:
   ------------------------
   Name:
   Title:

MORGAN STANLEY & CO. INCORPORATED, as Representative on behalf of the Initial Purchasers

By:
   ------------------------
   Name:
   Title:


WITNESSES:

1.
    ------------------------
    Name:

2.
    ------------------------
    Name:

                          REGISTRATION RIGHTS AGREEMENT



                        Originally Dated February 4, 2002

                                       As

                  Amended and Restated as of February 28, 2002



                                      among

                     PETROBRAS INTERNATIONAL FINANCE COMPANY

                                   as Issuer,

                       PETROLEO BRASILEIRO S.A.--PETROBRAS

                              as Standby Purchaser,


                                       and


                                UBS WARBURG LLC,
                        MORGAN STANLEY & CO. INCORPORATED
                      BANCO BILBAO VIZCAYA ARGENTARIA S.A.


                              as Initial Purchasers